Exhibit 32.1

SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

     Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 350), the undersigned, Randy Selman, Chief Executive Officer of Onstream Media Corporation (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2012 (the "Report").

     The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, the undersigned has executed this certification as of the 19th day of February 2013.

            ONSTREAM MEDIA CORPORATION

            /s/ Randy S. Selman

                           -----------------------------

             Name: Randy Selman

             Title: Chief Executive Officer